AGREEMENT OF SALE

     THIS AGREEMENT OF SALE (this "Agreement"), is entered into as of the 30th day of October, 1996, by and between AMBASSADOR APARTMENTS, L.P., a Delaware limited partnership ("Purchaser"), and LAKE SUN PARTNERS LIMITED PARTNERSHIP, an Illinois limited partnership ("Seller").

                              W I T N E S S E T H:

1. PURCHASE AND SALE. Purchaser agrees to purchase and Seller agrees to sell at the price of Twenty Four Million Dollars ($24,000,000.00) (the "Purchase Price"), that certain property commonly known as The Sun Lake Apartments, Lake Mary, Florida legally described on Exhibit A attached hereto (the "Property"). The Property shall include:

     1.1. All of the land situated in unincorporated Lake Mary, Seminole County, Florida described on Exhibit A, together with all of the rights, privileges, profits, easements and appurtenances belonging or appertaining to such land, including, without limitation, any right, title and interest in and to streets, alleys, open or proposed roads, and rights-of-way adjacent to such land and all right, title and interest of Seller, if any, in and to any award made or to be made in lieu thereof and in any grade of street or otherwise and in any water, sewer and utility pipes of and facilities in or appurtenant thereto and all inchoate rights, if any, including without limitation, inchoate rights of adverse possession (such land and all such rights, privileges, easements and appurtenances are collectively referred to herein as the "Land").

     1.2. The 600 unit apartment complex, ancillary parking lots, and any and all other improvements and structures located on, over, under or in the Land and any and all fixtures, facilities and other property attached to such improvements or structures (hereinafter collectively called the "Improvements"). The Land and Improvements are collectively referred to as the "Real Estate".

     1.3. The personal property set forth on Exhibit B attached hereto (the "Personal Property"), together with Seller's right, title and interest, if any, in fixtures and other personal and tangible property or interests therein owned by Seller located at the Property, including, but not limited to, in the heating, sprinkler, plumbing, air conditioning and ventilation systems, furniture, appliances, blinds, offices, equipment and furniture, supplies, replacements, computer hardware, machinery, tools, equipment and any other personal property or interest therein owned by Seller located on the Real Estate or any portion thereof between the date hereof and the Closing Date (hereinafter defined), or used in connection with the ownership, operation management or use of the Real Estate or any portion thereof (collectively, "Personal Property Rights"), specifically excluding from the definitions of Personal Property and Personal Property Rights all computer software owned by Seller or used in connection with the Real Estate.

     1.4. To the extent transferrable, all of Seller's right, title and interest, if any, in any intangible property or interest therein owned or held by Seller between the date hereof and the Closing Date in connection with the Real Estate (or any portion thereof), the Personal Property or any business or
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businesses conducted by Seller on the Real Estate (or any portion thereof), in connection with the ownership, operation or use thereof, including (1) any trade style or trade name or mark and telephone and facsimile numbers used in connection with the Real Estate; (2) any contract rights to the Service Contracts (hereinafter defined); (3) all "as-built" plans and specifications and other construction drawings of any type in Seller's possession relating to the Real Estate; (4) all booklets and manuals, utility contracts, guarantees and warranties (including guarantees and warranties pertaining to the construction of the Improvements or pertaining to the acquisition of the Real Estate (or any portion thereof) or any Personal Property; (5) all licenses and other governmental permits, approvals and permissions (including, without limitation, certificates of occupancy) relating to the Real Estate (or any portion thereof) or the ownership, operation or use thereof and (6) all non-proprietary tests, studies and reports prepared by third parties which are in Seller's possession relating to the Real Estate (all of the forgoing are collectively referred to as the "Intangible Property").

     1.5. All leases, occupancy, license or concession agreements for any units or space in the Improvements or any portion of the Real Estate (each, a "Lease" and collectively, the "Leases");

2.   PURCHASE PRICE.  The Purchase Price shall be paid by Purchaser as follows:

     2.1. Upon the execution of this Agreement, the sum of Three Hundred Thousand Dollars ($300,000.00) (the "Earnest Money") to be held in escrow by and in accordance with the provisions of the Escrow Agreement ("Escrow Agreement") attached hereto as Exhibit C. Notwithstanding anything to the contrary set forth in this Agreement or any Exhibit, all interest on the Earnest Money shall accrue for the benefit of the party to whom the Earnest Money is payable; and

     2.2. On the "Closing Date" (hereinafter defined), subject to the satisfaction or waiver of the conditions for closing set forth in this Agreement, the balance of the Purchase Price (i.e., $24,000,000.00 less (a) the then outstanding principal amount of the Bonds (hereinafter defined) and (b) the amount of the Earnest Money, adjusted in accordance with the prorations), by federally wired "immediately available" funds, on or before 11:00 a.m Chicago time.

3.   TITLE COMMITMENT AND SURVEY.

     3.1. Attached hereto as Exhibit D is a copy of a title commitment for an owner's standard title insurance policy issued by First American Title Insurance Company (the "Title Issuer") dated August 21, 1996 for the Property (the "Title Commitment"). For purposes of this Agreement, "Permitted Exceptions" shall mean: (a) the general printed exceptions contained in the standard title policy to be issued by Title Insurer based on the Title Commitment; (b) general real estate taxes, association assessments, special assessments, special district taxes and related charges not yet due and payable; (c) matters shown on the "Survey" (hereinafter defined) except for those matters set forth on Schedule 3.1; (d) matters caused by the actions of Purchaser; (e) the Existing Bond and Mortgage Documents including, without limitation, the Regulatory Agreement (hereinafter defined); (f) the title
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exceptions set forth in Schedule B-1 of the Title Commitment as Numbers 4 a.
and b. and in Section B-II 8 through 18 inclusive, except for those matters set forth on Schedule 3.1, to the extent that same affect the Property; and (g) those Leases set forth in the Rent Roll (hereinafter defined) delivered pursuant to the provisions of Paragraph 7.1 that have not expired or been sooner terminated as of the date of Closing and any additional tenant leases entered into after the date of the Rent Roll in accordance with the provisions of this Agreement, all as tenants only. All other exceptions to title shall be referred to as "Unpermitted Exceptions". The Title Commitment shall be conclusive evidence of good title as therein shown as to all matters to be insured by the title policy, subject only to the exceptions therein stated. On the Closing Date, Title Insurer shall deliver to Purchaser a standard title policy in conformance with the previously delivered Title Commitment, subject to Permitted Exceptions and Unpermitted Exceptions, if any, waived by Purchaser (the "Title Policy"). Seller and Purchaser shall share equally the costs of the Title Commitment and Title Policy (including all search and exam fees), and Purchaser shall pay for the cost of any endorsements to, or extended coverage on, the Title Policy.

     3.2. Purchaser has received a survey of the Property prepared by Blount Sikes & Associates dated February 17, 1989 and updated August 28, 1995 and June 21, 1996 (the "Survey"). Seller and Purchaser shall each pay for one-half of the cost of updating the Survey. Purchaser hereby acknowledges that all matters disclosed by the Survey are acceptable to Purchaser.

     3.3. The obligation of Purchaser to pay various costs set forth in Paragraphs 3.1 and 3.2 shall not survive the termination of this Agreement.

     3.4. Seller will furnish Purchaser searches, dated not more than 2 weeks prior to the Closing Date, of all Uniform Commercial Code financing statements and tax liens (including, without limitation, Tangible Taxes) related to the Property filed against Seller, as debtor, with the appropriate public officials of the States of Florida and Illinois and the appropriate public officials (including land records) of Seminole County, Florida (the "Searches").

4.   PAYMENT OF CLOSING COSTS.

     4.1. In addition to the costs set forth in Paragraphs 3.1 and 3.2, Seller shall pay the transfer tax associated with the sale, and Purchaser and Seller shall each pay for one-half of the costs of the documentary stamps to be paid with reference to the "Deed" (hereinafter defined) and all other stamps, intangible, mortgage documentary, recording, sales tax and surtax imposed by law with reference to any other sale documents delivered in connection with the sale of the Property to Purchaser and all other charges of the Title Insurer in connection with this transaction not otherwise provided for elsewhere in this Agreement.

     4.2. Purchaser shall pay all costs and expenses incurred in satisfying the "Conditions Precedent" described in Sections 18.2.1, 18.2.2, 18.2.3 and 18.2.4 hereof.
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5.   CONDITION OF TITLE.

     5.1. If, prior to "Closing" (as hereinafter defined), a date-down to the Title Commitment discloses any new Unpermitted Exception, Seller shall have thirty (30) days from the date of the date-down to the Title Commitment, at Seller's expense, to (i) bond over, cure and/or have any Unpermitted Exceptions which, in the aggregate, do not exceed $50,000.00 (a "Minor Unpermitted Exception"), removed from the Title Commitment or to have the Title Insurer commit to insure against loss or damage that may be occasioned by such Unpermitted Exceptions, or (ii) have the right, but not the obligation, to bond over, cure and/or have any Unpermitted Exceptions which, in the aggregate, exceed $50,000.00, removed from the Title Commitment or to have the Title Insurer commit to insure against loss or damage that may be occasioned by such Unpermitted Exceptions as reasonably satisfactory to Purchaser. In such event, the time of Closing shall be delayed, if necessary, to give effect to said aforementioned time periods, but in no event may Closing be extended more than 2 business days after the thirty (30) day period. If Seller fails to cure or have said Unpermitted Exception removed or have the Title Insurer commit to insure as specified above within said thirty (30) day period or if Seller elects not to exercise its rights under (ii) in the preceding sentence, Purchaser may terminate this Agreement upon notice to Seller within five (5) days after the expiration of said thirty (30) day period; provided, however, and notwithstanding anything contained herein to the contrary, if the Unpermitted Exception which gives rise to Purchaser's right to terminate was recorded against the Property as a result of the affirmative, willful action of Seller (and not by an unrelated third party) which prevents the sale of the Property in accordance with the terms hereof or if Seller is able to bond over, cure or remove a Minor Unpermitted Exception for a cost not to exceed $50,000 or the Title Insurer is willing to insure over a Minor Unpermitted Exception for a cost not to exceed $50,000 in accordance with the terms hereof and Seller fails to expend said funds in either case, then Purchaser shall have the additional rights contained in Paragraph herein. Absent notice from Purchaser to Seller in accordance with the preceding sentence, Purchaser shall be deemed to have elected to take title subject to said Unpermitted Exception. If Purchaser terminates this Agreement in accordance with the terms of this Paragraph 5.1, this Agreement shall become null and void without further action of the parties and all Earnest Money theretofore deposited into the escrow by Purchaser together with any interest accrued thereon, shall be returned to Purchaser, and neither party shall have any further liability to the other, except for Purchaser's obligation to indemnify Seller and restore the Property, as more fully set forth in Paragraph 7.

     5.2. Seller agrees to convey fee simple title to the Real Estate to Purchaser by special warranty deed (the "Deed") in recordable form subject only to the Permitted Exceptions and any Unpermitted Exceptions waived by Purchaser.

6.   CONDEMNATION, EMINENT DOMAIN, DAMAGE AND CASUALTY.

     6.1. Except as provided in the indemnity provisions contained in Paragraph
7.1 of this Agreement, Seller shall bear all risk of loss with respect to the Property up to the earlier of the dates upon which either possession or title is transferred to Purchaser in accordance with this Agreement. Notwithstanding the foregoing, in the event of damage to the Property by fire or other casualty
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prior to the Closing Date, repair of which would cost less than or equal to
$100,000.00 (as initially determined by Seller in good faith and as reasonably acceptable to Purchaser) Purchaser shall not have the right to terminate its obligations under this Agreement by reason thereof, but Purchaser shall have the right to elect (i) to require Seller to repair and restore the Property (in which case the Closing Date shall be extended until completion of such restoration, which completion shall be diligently pursued in a good and workmanlike manner), (ii) to require Seller to assign and transfer to Purchaser on the Closing Date all of Seller's right, title and interest in and to all insurance proceeds paid or payable to Seller on account of such fire or casualty, or (iii) or to take title to the Property in accordance with the terms of this Agreement, with an abatement of the Purchase Price in the amount agreed to by Seller and Purchaser, as described above and without an assignment or transfer of insurance proceeds. Seller shall promptly notify Purchaser in writing of any such fire or other casualty and Seller's determination of the cost to repair the damage caused thereby. In the event of damage to the Property by fire or other casualty prior to the Closing Date, repair of which would cost in excess of $100,000.00 (as initially determined by Seller in good faith and as reasonably acceptable to Purchaser), then this Agreement may be terminated at the option of Purchaser, which option shall be exercised, if at all, by Purchaser's written notice thereof to Seller within five (5) business days after Purchaser receives written notice of such fire or other casualty and Seller's determination of the amount of such damages, and upon the exercise of such option by Purchaser this Agreement shall become null and void, the Earnest Money deposited by Purchaser shall be returned to Purchaser together with interest thereon, and neither party shall have any further liability or obligations hereunder. In the event that Purchaser does not exercise the option set forth in the preceding sentence, the Closing shall take place on the Closing Date and Seller shall assign and transfer to Purchaser on the Closing Date all of Seller's right, title and interest in and to all insurance proceeds paid or payable to Seller on account of the fire or casualty. In the event that in accordance with the foregoing provisions the insurance proceeds paid or payable to Seller are assigned and transferred to Purchaser, (a) Seller shall pay directly to Purchaser the amount of any deductible, and (b) Seller agrees to cooperate with Purchaser, at no expense or liability to Seller, in enforcing any rights under Seller's insurance policies, which obligations shall survive the Closing and delivery of the Deed.

     6.2. If between the date of this Agreement and the Closing Date, any condemnation or eminent domain proceedings are initiated which might result in the taking of any part of the Property or the taking or closing of any right of access to the Property, Seller shall immediately notify Purchaser of such occurrence. In the event that, in the opinion of Purchaser, the taking of any part of the Property may: (i) impair access to the Property; (ii) cause any non-compliance with any applicable law, ordinance, rule or regulation of any federal, state or local authority or governmental agencies having jurisdiction over the Property or any portion thereof; or (iii) adversely impair the use of the Property as it is currently being operated or used (hereinafter collectively referred to as a "Condemnation Event"), Purchaser may:

          6.2.1. terminate this Agreement by written notice to Seller, in which event the Earnest Money deposited by Purchaser, together with interest thereon, shall be returned to Purchaser and all rights and obligations of the parties hereunder with respect to the closing of this transaction will cease; or
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          6.2.2.    proceed with the Closing, in which event Seller shall
assign to Purchaser all of Seller's right, title and interest in and to any award made in connection with such condemnation or eminent domain proceedings, whether prior to or at Closing.

     6.3. Purchaser shall then notify Seller, within ten (10) business days after Purchaser's receipt of Seller's notice, whether Purchaser elects to exercise its rights under Paragraph 6.2.1 or Paragraph 6.2.2. Closing shall be delayed, if necessary, until Purchaser makes such election. If Purchaser fails to make an election within such ten (10) business day period, Purchaser shall be deemed to have elected to exercise its rights under Paragraph 6.2.1. If between the date of this Agreement and the Closing Date, any condemnation or eminent domain proceedings are initiated which do not constitute a Condemnation Event, Purchaser shall be required to proceed with the Closing, in which event Seller shall assign to Purchaser all of Seller's right, title and interest in and to any award made in connection with such condemnation or eminent domain proceedings. In the event that Purchaser exercises its rights under Paragraph 6.2.2, Seller agrees to cooperate with Purchaser, at no expense or liability to Seller, in enforcing any right in and to any award made in connection with a condemnation or eminent domain proceeding. In no event shall Seller agree to settle any claim without the prior written consent of Purchaser. Such obligations shall survive the Closing and delivery of the Deed.

7.   INSPECTION AND AS-IS CONDITION.

     7.1. During the period commencing on August 1, 1996 and ending at 5:00 p.m. Chicago time on October 4, 1996 (said period being herein referred to as the "Inspection Period"), Purchaser and the agents, engineers, employees, contractors and surveyors retained by Purchaser have entered upon the Property, to inspect the Property, including a review, audit, transcription or copy of leases, books and records, cash deposit ledgers and maintenance logs maintained at the Property, and to conduct and prepare such studies, tests and surveys as Purchaser deemed reasonably necessary and appropriate. Purchaser may continue to enter upon the Property after the termination of the Inspection Period. In connection with Purchaser's review of the Property, Seller has delivered to Purchaser copies of the current rent roll for the Property, the tax and insurance bills for the last 3 years, utility account numbers, service contracts, unaudited monthly 1995 and year-to-date operating statements, and copies of Existing Bond and Mortgage Documents. Furthermore, if the following are reasonably available to Seller, Seller shall deliver to Purchaser plans and specifications.

     All of the foregoing tests, investigations and studies to be conducted under this Paragraph 7.1 by Purchaser are at Purchaser's sole cost and expense and Purchaser shall restore the Property to the condition existing prior to the performance of such tests or investigations by or on behalf of Purchaser. Purchaser shall defend, indemnify and hold Seller and any affiliate, parent of Seller, and all shareholders, employees, officers and directors of Seller or Seller's affiliate or parent (hereinafter collectively referred to as "Affiliate of Seller") harmless from any and all liability, cost and expense (including without limitation, reasonable attorney's fees, court costs and costs of appeal) suffered or incurred by Seller or Affiliates of Seller for injury to persons or property caused by Purchaser's investigations and inspection of the Property. Purchaser shall undertake its obligation to defend set forth in the preceding sentence using attorneys selected by Purchaser, with the consent of Seller, which consent shall not be reasonably conditioned, delayed or denied.

     Prior to commencing any such tests, studies and investigations, Purchaser shall furnish to Seller a certificate of insurance evidencing comprehensive general public liability insurance insuring the person, firm or entity performing such tests, studies and investigations and listing Seller and Purchaser as additional insureds thereunder.

     Purchaser shall have no right to terminate this Agreement on account of the results of its Inspection. However, Purchaser shall have the right to terminate this Agreement by giving written notice of such termination to Seller at any time prior to October 30, 1996 if (i) Purchaser's board of directors does not approve this Agreement on or before October 30, 1996, (ii) or Purchaser objects to any of the information set forth on Schedule 16.2.1. If written notice is not received by Seller pursuant to this Paragraph 7.1 prior to October 30, 1996 at 5:00 p.m., then the right of Purchaser to terminate this Agreement pursuant to this Paragraph 7.1 on account of the disapproval by Purchaser's board of directors shall be waived. If Purchaser terminates this Agreement by written notice to Seller prior to October 30, 1996 at 5:00 p.m., the Earnest Money deposited by Purchaser shall be immediately paid to Purchaser, together with any interest earned thereon, and neither Purchaser nor Seller shall have any right, obligation or liability under this Agreement, except for Purchaser's obligation to indemnify Seller and restore the Property, as more fully set forth in this Paragraph 7.1. Notwithstanding anything contained herein to the contrary, the terms of this Paragraph 7.1, shall survive the Closing and the delivery of the Deed and termination of this Agreement.

     7.2. Purchaser acknowledges and agrees that it will be purchasing the Property and the Personal Property based solely upon its inspections and investigations of the Property and the Personal Property, and that Purchaser will be purchasing the Property and the Personal Property "AS IS" and "WITH ALL FAULTS", based upon the condition of the Property and the Personal Property as of the date of this Agreement, wear and tear and loss by fire or other casualty or condemnation excepted. Without limiting the foregoing, Purchaser acknowledges that, except as may otherwise be specifically set forth elsewhere in this Agreement, neither Seller nor its consultants, brokers or agents have made any representations or warranties of any kind upon which Purchaser is relying as to any matters concerning the Property or the Personal Property, including, but not limited to, the condition of the land or any improvements comprising the Property, the existence or non-existence of "Hazardous Materials" (as hereinafter defined), economic projections or market studies concerning the Property, any development rights, taxes, bonds, covenants, conditions and restrictions affecting the Property, water or water rights, topography, drainage, soil, subsoil of the Property, the utilities serving the Property or any zoning or building laws, rules or regulations or "Environmental Laws" (hereinafter defined) affecting the Property. Seller makes no representation or warranty that the Property complies with Title III of the Americans with Disabilities Act or any fire code or building code. Purchaser hereby releases Seller and the Affiliates of Seller from any and all liability in connection with any claims which Purchaser may have against Seller or the Affiliates of Seller, and Purchaser hereby agrees not to assert any claims for contribution, cost recovery or otherwise, against Seller or the Affiliates of Seller, relating directly or indirectly to the existence of asbestos or Hazardous Materials on, or environmental conditions of, the Property, whether known or unknown. As used herein, "Environmental Laws" means all federal, state and local statutes, codes, regulations, rules, ordinances, orders, standards, permits, licenses, policies and requirements (including consent decrees, judicial decisions and administrative orders) relating to the protection, preservation, remediation or conservation of the environment or worker health or safety, all as amended or reauthorized, or as hereafter amended or reauthorized, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C.
Section 9601 et seq., the Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C. Section 6901 et seq., the Emergency Planning and Community Right-to-Know Act ("Right-to-Know Act"), 42 U.S.C. Section 11001 et seq., the Clean Air Act ("CAA"), 42 U.S.C. Section 7401 et seq., the Federal Water Pollution Control Act ("Clean Water Act"), 33 U.S.C. Section 1251 et seq., the Toxic Substances Control Act ("TSCA"), 15 U.S.C. Section 260c1 et seq., the Safe Drinking Water Act ("Safe Drinking Water Act"), 42 U.S.C. Section 300f et seq., the Atomic Energy Act ("AEA"), 42 U.S.C. Section 2011 et seq., the Occupational Safety and Health Act ("OSHA"), 29 U.S.C. Section 651 et seq., and the Hazardous Materials Transportation Act (the "Transportation Act"), 49 U.S.C. Section 1802 et seq. As used herein, "Hazardous Materials" means:
(1) "hazardous substances," as defined by CERCLA; (2) "hazardous wastes," as defined by RCRA; (3) any radioactive material including, without limitation, any source, special nuclear or by-product material, as defined by AEA; (4) asbestos in any form or condition; (5) polychlorinated biphenyls; and (6) any other material, substance or waste to which liability or standards of conduct may be imposed under any Environmental Laws. Notwithstanding anything contained herein to the contrary, the terms of this Paragraph 7.2 shall survive the Closing and the delivery of the Deed and termination of this Agreement.

     7.3. Seller has provided to Purchaser certain unaudited historical financial information regarding the Property relating to certain periods of time in which Seller owned the Property. Such financial information is the financial information relied upon by Seller for reporting purposes to Seller's partners and in the preparation of Seller's tax returns. Seller and Purchaser hereby acknowledge that such information has been provided to Purchaser at Purchaser's request solely as illustrative material. Except as otherwise specifically set forth in this Agreement, Seller makes no representation or warranty that such material is complete or accurate or that Purchaser will achieve similar financial or other results with respect to the operations of the Property, it being acknowledged by Purchaser that Seller's operation of the Property and allocations of revenues or expenses may be vastly different than Purchaser may be able to attain. Purchaser acknowledges that it is a sophisticated and experienced purchaser of real estate and further that Purchaser has relied upon its own investigation and inquiry with respect to the operation of the Property and releases Seller and the Affiliates of Seller from any liability with respect to such historical information. Notwithstanding anything contained herein to the contrary, the terms of this Paragraph 7.3 shall survive the Closing and the delivery of the Deed and termination of this Agreement.

     7.4. Seller has provided to Purchaser a true and correct copy the following existing reports: Phase I Environmental Site Assessment prepared by Law Associates, Inc. dated October 15, 1991 and the Phase I Environmental Assessment Report prepared by Consulting Solutions, Inc. dated July 25, 1995 ("Existing Reports"). Seller makes no representation or warranty concerning the accuracy or completeness of the Existing Reports. Seller agrees to cooperate with Purchaser in obtaining a "reliance letter" from Law Associates, Inc. Purchaser hereby releases Seller and the Affiliates of Seller from any liability whatsoever with respect to the Existing Reports, or, including, without limitation, the matters set forth in the Existing Reports, and the accuracy and/or completeness of the Existing Reports. Furthermore, Purchaser acknowledges that it will be purchasing the Property with all faults disclosed in the Existing Reports. Notwithstanding anything contained herein to the contrary, the terms of this Paragraph 7.4 shall survive the Closing and the delivery of the Deed and termination of this Agreement.

     7.5. Between the date of the execution of this Agreement and the Closing Date, Seller shall:

          7.5.1. operate and manage the Property in the same manner that it has managed, maintained and operated the Property during the period of Seller's ownership, subject to reasonable wear and tear and casualty (subject to the provisions of Paragraph 6);

          7.5.2. keep and perform all of the material obligations to be performed by the Seller under each and every of the Leases and the Service Contracts as performed by Seller in the ordinary course of its business;

          7.5.3. neither execute any new lease nor renew or modify any existing Lease without Purchaser's prior written consent. However, Purchaser's consent shall not be required if such lease, as entered into, renewed or modified is made in accordance with each of the following criteria:

          (A) such lease is on the form presently used by Seller, a copy of which has been furnished by Seller's manager to Purchaser;

          (B) the terms of such lease is for not less than six (6) months or more than one (1) year;

          (C) such lease provides for the payment of rent in any amount equal to or greater than the rent charged by Seller under leases for comparable units in the Property executed within three (3) months preceding the date of this Agreement, such rent being free of concession or incentives that would result in more than one month's free rent or have value in excess of one (1) month's rental; and

          (D) the tenant under such lease is not related to or affiliated with Seller.

     No such lease shall violate the terms of any of the Lease or any of the Existing Bond and Mortgage Documents.

          Subject to the foregoing, Seller shall, in the ordinary course of its business, seek tenants for all units that are now vacant or that will become vacant prior to the end of the month following the Closing and render vacant and unoccupied apartment units market-ready at current market rates. Without the prior written consent of Purchaser, which consent shall not be unreasonable withheld, Seller shall not terminate any of the Leases unless the tenant thereunder shall have defaulted under its lease. Seller shall not accept from any of the tenants of the Property payment of rent more than one month in advance or apply any security deposit to rent due for any tenant unless such tenant shall be in default under its lease. Seller shall furnish Purchaser with monthly Rent Rolls, which shall show all leases entered into by Seller after the date hereof;

          7.5.4. Not mortgage, hypothecate or further encumber the Property or any portion thereof or permit any liens on the Property or any portion thereof to arise by operation of laws, or otherwise;

          7.5.5. Maintain its current insurance coverage on the Property, in full force and effect, through the Closing Date;

          7.5.6. Not enter into any new or renewal Service Contract or any other agreement relating to the Property or extension or cancellation thereof except in the ordinary course of business and except as may be canceled upon thirty (30) days notice, without the prior consent of Purchaser, which consent shall not be unreasonably withheld;

          7.5.7. Continue Seller's existing program of maintenance, repair and replacement, in the ordinary course of Seller's business;

          7.5.8. Except in connection with replacements, repairs and maintenance, not convey or remove from the Property or any portion thereof any of the Improvements, Personal Property or Intangible Property;

          7.5.9. Promptly send to Purchaser copies of all written notices it receives from governmental or regulatory authorities concerning Seller, or the Property or the operation, use or maintenance thereof; and

          7.5.10. Maintain and repair the Property in the ordinary course of Seller's business.

8.   CLOSING.

     8.1. The closing of this transaction (the "Closing") shall be on November 15, 1996 (the "Closing Date"), at the office of Title Insurer, First American Title Insurance Company, at which time Seller shall deliver possession of the Property to Purchaser. However, in the event that all of the Conditions Precedent have not been satisfied prior to September 12, 1996, Seller shall grant an extension of the Closing Date to December 15, 1996 on the condition that Purchaser demonstrates to Seller's reasonable satisfaction that it (i) has submitted all applications required to meet the obligations under Paragraph 18.2; (ii) has submitted all information that any of the Issuer, Trustee, Berkshire (hereinafter defined), Fannie Mae and any other applicable parties have requested as of the date Purchaser has requested such extension from Seller; (iii) has paid all fees and expenses relating to such applications then payable to or at the direction of any of the Issuer, Trustee, Berkshire, Fannie Mae and any other applicable parties; (iv) has provided Seller with copies of all documents that Purchaser has received from any of the Issuer, Trustee, Berkshire, Fannie Mae and any other applicable parties; and (v) is using its commercially reasonable best efforts to obtain the approval of such applications. Alternatively, Seller may extend the Closing Date, in its sole discretion, to December 15, 1996, upon written notice to Purchaser to such effect. This transaction shall be closed with escrow instructions acceptable to Seller and Purchaser to the Title Insurer, in accordance with the general provisions of the usual and customary form of deed and money escrow for similar transactions as a "New York style" closing at which the Purchaser shall wire the Purchase Price to Title Insurer on the Closing Date and prior to the release of the Purchase Price to Seller, Purchaser shall receive the Title Policy or marked up commitment dated the date of the Closing Date. Seller shall deliver to Title Insurer any customary affidavit in connection with a New York style closing. Unless otherwise specified in this Agreement, all closing and escrow fees shall be divided equally between the parties hereto.

     8.2. On the Closing Date, the Purchaser shall assume all obligations of the Seller under the Bonds, including all payment obligations and all other obligations, arising on or after the Closing Date as evidenced and/or secured by, among other items, the Indenture (hereinafter defined), the Financing Agreement (hereinafter defined), the Regulatory Agreement, the Multifamily Note (hereinafter defined) and the Multifamily Deed to Secure Debt (hereinafter defined), which Bonds have an outstanding principal balance of approximately $15,535,000.00 as of November 1, 1996. Purchaser shall not assume or be liable for any obligation of Seller arising prior to the Closing Date regardless of when a claim respecting such obligation is first raised. Seller hereby authorizes Purchaser to discuss any and all issues relating to the Bonds and the Existing Bond and Mortgage Documents with Fannie Mae, the Issuer, the Trustee, Berkshire (all such terms, hereinafter defined) and any other interested parties. Seller will reasonably cooperate with Purchaser in facilitating such discussions.

9.   CLOSING DOCUMENTS.

     9.1. On or prior to the Closing Date, Seller and Purchaser shall execute and deliver to one another a joint closing statement. In addition, Purchaser shall deliver to Seller the balance of the Purchase Price, an assumption of the documents set forth in Paragraph 9.2.3, 9.2.4 and 9.2.13 and such other documents as may be reasonably required by the Title Insurer in order to consummate the transaction as set forth in this Agreement.

     9.2. On the Closing Date, Seller shall deliver to Purchaser the following:

          9.2.1. the Deed (in the form of Exhibit E attached hereto), duly executed and acknowledged by Seller, subject to Permitted Exceptions and those Unpermitted Exceptions waived by Purchaser;

          9.2.2. a special warranty bill of sale as to the Personal Property and a quit claim bill of sale as to the Personal Property Rights conveying the Personal Property and Personal Property rights (in the form of Exhibit F attached hereto), duly executed and acknowledged by Seller;

          9.2.3. an assignment and assumption of Intangible Property (in the form attached hereto as Exhibit G), duly executed and acknowledged by Seller, including, without limitation, the service contracts listed in Exhibit H (the "Service Contracts"). However, if a Service Contract is not assignable or assumable and Purchaser does not want to assume such Service Contract, Seller will cooperate with Purchaser, at no cost or expense to Seller, to terminate such Service Contract;

          9.2.4. an assignment and assumption of leases and security deposits (in the form attached hereto as Exhibit I), duly executed and acknowledged by Seller;

          9.2.5. non-foreign affidavit (in the form of Exhibit J attached hereto);

          9.2.6. original, and/or copies of, leases, lease files, service contracts and all other contracts, agreements or other documentation assigned to Purchaser in accordance with Paragraphs 9.2.3 and 9.2.4 affecting the Property in Seller's possession, which shall be delivered at the Property;

          9.2.7. all documents and instruments reasonably required by the Title Insurer to issue the Title Policy;

          9.2.8. possession of the Property to Purchaser, subject to the terms of leases;

          9.2.9.  evidence of the termination of the management agreement;

          9.2.10. notice to the tenants of the Property of the transfer of title and assumption by Purchaser of the landlord's obligation under the leases and the obligation to refund the security deposits (in the form of Exhibit K);

          9.2.11. an updated Rent Roll certified as true and correct and dated no later than two (2) business days prior to Closing;

          9.2.12. originals, to the extent in Seller's possession or control, or copies of Existing Bond and Mortgage Documents;

          9.2.13. an assignment and assumption of Existing Bond and Mortgage Documents (in the form of Exhibit M) duly executed and acknowledged by Seller;

          9.2.14. an opinion of bond counsel approved by Purchaser satisfying the requirements of Paragraph 18.2.2 below; and

          9.2.15. a certificate of Seller recertifying that the representations and warranties made in this Agreement remain true, in all material respects, as of the Closing, or specifying such ways in which they do not remain true, and if any such representations or warranties do not remain true in all material respects, Purchaser may terminate this Agreement, in which event the Earnest Money deposited by Purchaser shall immediately be paid to Purchaser, with interest thereon. The terms of this paragraph 9.2.15 shall survive termination of this Agreement.

10. PURCHASER'S DEFAULT. ALL EARNEST MONEY DEPOSITED INTO THE ESCROW IS TO SECURE THE TIMELY PERFORMANCE BY PURCHASER OF ITS OBLIGATIONS AND UNDERTAKINGS UNDER THIS AGREEMENT. IN THE EVENT OF A DEFAULT OF THE PURCHASER UNDER THE PROVISIONS OF THIS AGREEMENT, SELLER SHALL RETAIN ALL OF THE EARNEST MONEY AND THE INTEREST THEREON AS SELLER'S SOLE RIGHT TO DAMAGES OR ANY OTHER REMEDY, EXCEPT FOR PURCHASER'S OBLIGATIONS TO INDEMNIFY SELLER AND RESTORE THE PROPERTY AS SET FORTH IN PARAGRAPH 7.1 HEREOF. THE PARTIES HAVE AGREED THAT SELLER'S ACTUAL DAMAGES, IN THE EVENT OF A DEFAULT BY PURCHASER, WOULD BE EXTREMELY DIFFICULT OR IMPRACTICAL TO DETERMINE. THEREFORE, BY PLACING THEIR INITIALS BELOW, THE PARTIES ACKNOWLEDGE THAT THE EARNEST MONEY HAS BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES' REASONABLE ESTIMATE OF SELLER'S DAMAGES.

11. SELLER'S DEFAULT. IF THIS SALE IS NOT COMPLETED BECAUSE OF SELLER'S DEFAULT, PURCHASER'S SOLE REMEDY SHALL BE THE RETURN OF ALL EARNEST MONEY TOGETHER WITH ANY INTEREST ACCRUED THEREON, AND THIS AGREEMENT SHALL THEN BECOME NULL AND VOID AND OF NO EFFECT AND THE PARTIES SHALL HAVE NO FURTHER LIABILITY TO EACH OTHER AT LAW OR IN EQUITY, EXCEPT FOR PURCHASER'S OBLIGATIONS TO INDEMNIFY SELLER AND RESTORE THE PROPERTY AS SET FORTH MORE FULLY IN PARAGRAPH 7. NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, IF SELLER'S DEFAULT IS (i) ITS (AND NOT AN UNRELATED THIRD PARTY'S) AFFIRMATIVE, WILLFUL ACTION WHICH RESULTS IN THE RECORDING OF AN ENCUMBRANCE AGAINST THE PROPERTY WHICH PREVENTS THE SALE OF THE PROPERTY IN ACCORDANCE WITH THE TERMS HEREOF OR WHICH GIVES RISE TO PURCHASER'S RIGHT TO TERMINATE THIS AGREEMENT PURSUANT TO PARAGRAPH 5 HEREOF; (ii) ITS FAILURE TO EXPEND $50,000 IF (a) SELLER IS ABLE TO BOND OVER, CURE OR REMOVE A MINOR UNPERMITTED EXCEPTION FOR A COST NOT TO EXCEED $50,000 OR (b) THE TITLE INSURER IS WILLING TO INSURE OVER A MINOR UNPERMITTED EXCEPTION FOR A COST NOT TO EXCEED $50,000 IN ACCORDANCE WITH THE TERMS HEREOF OR (iii) ITS WILLFUL REFUSAL TO DELIVER THE DEED, THEN PURCHASER WILL BE ENTITLED TO SUE FOR SPECIFIC PERFORMANCE.

12.  PRORATIONS.

     12.1. Rents (exclusive of delinquent rents, but including prepaid rents); prepaid associations dues, refundable security deposits (which will be assigned to and assumed by Purchaser and credited to Purchaser at Closing); interest on and any fees including, without limitation, credit enhancement, issuer or trustee fees respecting the Bonds; water and other utility charges, if any; fuels; prepaid reasonable and customary operating expenses; real and personal property taxes; and other similar items shall be adjusted ratably as of 11:59 p.m. on the day prior to the Closing Date, and credited against the balance of the cash due at Closing. To the extent any escrows or bond repayment deposits for taxes and insurance established in connection with the Bonds or Existing Bond and Mortgage Documents are not refunded to Seller at Closing, the proceeds in said escrows shall be assigned to Purchaser and the amounts thereof shall be a credit to Seller at the Closing. Assessments payable in installments which are due subsequent to the Closing Date shall be paid by Purchaser. If the amount of any of the items to be prorated is not then ascertainable, the adjustments thereof shall be on the basis of the most recent ascertainable data. All prorations will be final except as to delinquent rent referred to in Paragraph 12.2 below and except for real estate taxes which will be reprorated upon receipt of actual bills. If any unit has remained vacant for more than 9 days without being made "rent ready", Seller will give Purchaser a credit of

$250 for such unit for cleaning, painting touch-up, carpet shampoo and minor appliance repair. If such a unit requires carpet replacement or other renovation not covered by the preceding sentence, Purchaser and Seller will agree on the amount of the credit to Purchaser. If Seller receives a credit for a utility deposit, Seller shall execute an assignment thereof substantially in the form attached as Exhibit N.

     12.2. All monies received after Closing by Purchaser from any tenant of the Property who is indebted under a lease for rent for any period prior to the Closing Date will first be applied to rent or other charges currently due to Purchaser under the applicable lease. Any balance remaining after the application of such monies to current rent shall be deemed a "Post-Closing Receipt", but only to the extent such pre-closing indebtedness has not been paid in full. Within ten (10) days following each receipt by Purchaser of a Post-Closing Receipt, Purchaser shall pay such Post-Closing Receipt to Seller. Purchaser shall use good faith efforts to collect all amounts which, upon collection, would constitute Post-Closing Receipts hereunder. Within 120 days after the Closing Date, Purchaser shall deliver to Seller a reconciliation statement of Post-Closing Receipts through the first 90 days after the Closing Date. Upon the delivery of the Post-Closing Receipts reconciliation, Purchaser shall deliver to Seller any Post-Closing Receipts owing to Seller and not previously delivered to Seller in accordance with the terms hereof. Paragraph
12.2 of this Agreement shall survive the Closing and the delivery and recording of the Deed.

13. RECORDING. Neither this Agreement nor a memorandum thereof shall be recorded and the act of recording by Purchaser shall be an act of default hereunder by Purchaser and subject to the provisions of Paragraph 10 hereof.

14. ASSIGNMENT. Except for any affiliate of Purchaser or an entity that is directly owned or controlled by Purchaser or an entity in which Purchaser has an ownership interest and is a general partner with the power and authority customarily held by a general partner (each, a "Permitted Assignee"), Purchaser shall not have the right to assign its interest in this Agreement without the prior written consent of the Seller. Except for any assignment to a Permitted Assignee, any assignment or transfer of, or attempt to assign or transfer, Purchaser's interest in this Agreement shall be an act of default hereunder by Purchaser and subject to the provisions of Paragraph 10 hereof. Seller shall not assign its rights under or its interest in this Agreement, and any assignment of proceeds of the sale of the Property shall include a payment direction executed by Seller.

15. BROKER. The parties hereto represent and warrant that no broker commission or finder fee is due and payable in connection with this transaction other than to Cushman & Wakefield of Florida, Inc. (to be paid by Seller). Seller's commission to Cushman & Wakefield of Florida, Inc. shall only be payable out of the proceeds of the sale of the Property in the event the transaction set forth herein closes. Purchaser and Seller shall indemnify, defend and hold the other party hereto harmless from any claim whatsoever (including without limitation, reasonable attorney's fees, court costs and costs of appeal) from anyone claiming by or through the indemnifying party any fee, commission or compensation on account of this Agreement, its negotiation or the sale hereby contemplated other than to Cushman & Wakefield of Florida,

Inc. Seller hereby agrees to indemnify, defend and hold Purchaser harmless from any claims whatsoever (including, without limitation, reasonable attorneys' fees, court costs and costs of appeal) from any claim or demand by Cushman & Wakefield of Florida, Inc. (and its successors and assigns). The indemnifying party shall undertake its obligations set forth in this Paragraph 15 using attorneys selected by the indemnifying party and reasonably acceptable to the indemnified party. The provisions of this Paragraph 15 will survive the Closing and delivery of the Deed.

16.  REPRESENTATIONS AND WARRANTIES.

     16.1. Any reference herein to Seller's knowledge or notice of any matter or thing shall only mean such knowledge or notice that has actually been received by Daniel L. Charleston (Vice President, Property Sales for The Balcor Company) or Michael Becker (Vice President of Asset Management for The Balcor Company) (together, "Seller's Representative"), and any representation or warranty of the Seller is based upon those matters of which the Seller's Representative has actual knowledge. Seller's Representatives shall deliver a copy of the representations and warranties contained in Paragraph 16.2 below to the existing day-to-day on-site property manager, for its review and request the day-to-day on-site property manager inform Seller's Representative of any inaccuracies contained in such representations and warranties. Any knowledge or notice given, had or received by any of Seller's agents, servants or employees shall not be imputed to Seller, the general partner or limited partners of Seller, the subpartners of the general partner or limited partners of Seller or Seller's Representative.

     16.2. Subject to the limitations set forth in Paragraph 16.1, Seller hereby makes the following representations and warranties, which representations and warranties are made to Seller's knowledge as of the date hereof and as of the date of Seller's recertification in connection with Closing, and which shall, subject to Paragraph 16.4, be remade at Closing, and shall survive Closing to the extent set forth in Paragraph 16.4:

          16.2.1. Seller has no knowledge of any pending or threatened litigation, governmental investigation, governmental inquiry, claim, cause of action or administrative proceeding concerning the Property except as described in Schedule 16.2.1;

          16.2.2. Seller has not received written notice from any governmental or regulatory authority that the use and operation of the Property is in violation of applicable codes or laws which has not previously been corrected;

          16.2.3. The Rent Roll attached hereto as Exhibit L which Seller will update as of the Closing Date is true, accurate, correct and complete (as to the matters shown thereon) as of the date set forth thereon;

          16.2.4. Except as may be set forth in the Existing Report, Seller has not received any written notice from any governmental authority having jurisdiction over the Property of any uncured violation of any Environmental Law with respect to the Property;

          16.2.5. The Existing Reports are the only environmental report of the Property provided to or obtained by Seller since October 15, 1991;

          16.2.6. Seller has not received any written notice that Seller is in default under any of the Existing Bond and Mortgage Documents to which it is a party;

          16.2.7. Seller has all necessary and requisite authority to enter into this Agreement and to consummate all of the transactions contemplated hereby, and the persons executing this Agreement and all other documents required to consummate the transaction contemplated hereby on behalf of Seller are duly authorized to execute this Agreement and such other documents on behalf of Seller, and are authorized to bind Seller;

          16.2.8. Seller is a limited partnership duly formed and validly existing under the laws of the State of Illinois and, to the extent required by law, is qualified to do business in and in good standing as a foreign limited partnership under the laws of the State of Florida;

          16.2.9. Seller is a "United States person", as defined by Internal Revenue Code Section 1445 and Section 7701;

          16.2.10. The execution of this Agreement by Seller does not, and the performance by Seller of the transaction contemplated by this Agreement will not, violate or constitute a breach of the partnership agreement or any partners' resolution of Seller or any contract, permit, license, order or decree to which Seller is a party or by which Seller or its assets are bound;

          16.2.11. Except as shown on the Rent Roll attached hereto as Exhibit L, as updated as of the Closing Date, no party, person or entity is in possession of the Property nor any portion thereof except for Seller's manager, any party to a laundry service contract or cable television contract and no party, person or entity has any interest in the Property, or any portion thereof, except Seller, parties to laundry service contracts and cable television service contracts;

          16.2.12. Seller has not received any written notice of a special assessment or any such special assessment being contemplated;

          16.2.13. There are no service contracts affecting the Property other than the Service Contracts;

          16.2.14. There are not outstanding contracts made by Seller (or any of its agents or affiliates) for the work or materials in connection with the Property or for any improvements to the Property which have not been, or will not be on or before the Closing Date, fully paid for on a timely basis;

          16.2.15. No person or entity has any right or option to acquire all or any portion of the Property, other than Purchaser pursuant to this Agreement;

          16.2.16. Seller holds, and at all times through the Closing will hold, marketable title to the Personal Property, free and clear of any liens, encumbrances or adverse claims other than the Existing Bond and Mortgage, and Seller has, and at all times through the Closing will have, the right and authority to convey or assign to Purchaser all of the Personal Property;

          16.2.17. Seller does not now owe and will not owe any taxes or any penalties or interest thereon pursuant to any governmental law, statute or regulation for which Purchaser is or will be obligated to or liable for a withholding of funds from the Purchaser Price pursuant to any so called "bulk sales" law or other applicable law, statute or regulation, or which could subject the Real Estate to any liens or the Purchaser to any liability;

          16.2.18.  Seller has no employees;

          16.2.19. The income and expense schedule and operating and maintenance budget delivered to Purchaser in accordance with Paragraph 7.1 are those relied on by Seller in its management of the Property;

          16.2.20. The Existing Bond and Mortgage Documents delivered by Seller to Purchaser are true and complete in all material respects and have not been modified, supplemented or amended in writing;

          16.2.21. Based on information provided by Berkshire, as servicer under the Existing Bond and Mortgage Documents, as of November 1, 1996, the principal amount of the bonds outstanding is $15,535,000;

          16.2.22. Seller has not received written notice that an investigation, enforcement proceeding or litigation has been commenced by the Securities and Exchange Commission or the Internal Revenue Service respecting the Bonds; and

          16.2.23. Seller has made available to Purchaser all books, records, agreements and Service Contracts kept at the Property.

     16.3. If at any time after the execution of this Agreement, either Purchaser or Seller become aware of information which makes a representation and warranty contained in this Agreement to become untrue in any material respect, said party shall promptly disclose said information to the other party hereto. Provided the party making the representation or warranty did not take any deliberate actions to cause the representation or warranty in question to become untrue in any material respect, said party shall not be in default under this Agreement and the sole remedy of the other party shall be to terminate this Agreement, except for Purchaser's obligation to indemnify Seller and restore the Property, as more fully set forth in Paragraph 7. Notwithstanding anything contained herein to the contrary, if the status of any of the tenancies changes from the date of the Rent Roll and the date of the rent roll delivered at Closing, provided the change in status is not caused by a breach of Seller's covenants or representations contained in Paragraph herein, then Purchaser shall not have the right to terminate this Agreement or make any claim for a breach of a representation or warranty hereunder involving the Rent Roll or tenancies thereunder. Purchaser and Seller are prohibited from making any claims against the other party hereto after the Closing with respect to any breaches of the other party's representations and warranties contained in this Agreement that the claiming party has actual knowledge of prior to the Closing.

     16.4. The parties agree that the representations contained herein shall survive Closing for a period ending 5:00 p.m. central time on December 23, 1996 (i.e., the claiming party shall have no right to make any claims against the other party for a breach of a representation or warranty after 5:00 p.m. central time on December 23, 1996.

17. LIMITATION OF LIABILITY. No affiliate of Seller, nor any of Seller or its affiliate's beneficiaries, shareholders, partners, officers, directors, agents or employees, heirs, successors or assigns shall have any personal liability of any kind or nature for or by reason of any matter or thing whatsoever under, in connection with, arising out of or in any way related to this Agreement and the transactions contemplated herein, and Purchaser hereby waives for itself and anyone who may claim by, through or under Seller, any and all rights to sue or recover on account of any such alleged personal liability.

     Notwithstanding anything contained herein to the contrary, Purchaser hereby agrees that the maximum aggregate liability of Seller, in connection with, arising out of or in any way related to a breach by Seller under this Agreement or any document or conveyance agreement in connection with the transaction set forth herein after the Closing shall be $300,000. Purchaser hereby waives for itself and anyone who may claim by, through or under Purchaser any and all rights to sue or recover from Seller any amount greater than said limit.

     Seller agrees to retain and reserve, and not disburse or distribute, proceeds of the Purchase Price in an amount at least equal to the sum of $300,000 until 5:01 p.m. (Central Time) on December 23, 1996.

     No affiliate of Purchaser, nor any of Purchaser or its affiliate's beneficiaries, shareholders, partners, officers, directors, agents or employees, heirs, successors or assigns shall have any personal liability of any kind or nature for or by reason of any matter or thing whatsoever under, in connection with, arising out of or in any way related to this Agreement and the transactions contemplated herein, and Seller hereby waives for itself and anyone who may claim by, through or under Seller, any and all rights to sue or recover on account of any such alleged personal liability.

18.  CONDITIONS PRECEDENT.

     18.1. The Property is currently encumbered by those certain Multifamily Housing Revenue Refunding Bonds, 1995 Series B (Sun Lakes Apartment Project) in the original aggregate principal amount of $15,700,000 (the "Bonds") as evidenced and/or secured by, among other items, the following documents (collectively with any other documents made in connection with the Bonds and the financing and/or refinancing relating thereto with respect to the Property are hereinafter referred to as the "Existing Bond and Mortgage Documents"): (a) the Multifamily Note made by Seller payable to Berkshire Mortgage Finance Limited Partnership ("Berkshire") endorsed by Berkshire to the Federal National Mortgage Association ("Fannie Mae"); (b) that certain Trust Indenture dated as of October 1, 1995 (the "Indenture") among Orange County Housing Finance Authority (the "Issuer") and Sun Bank, National Associates (the "Trustee"); (c) the Replacement Reserve and Security Agreement between Seller and Berkshire, (d) the Completion/Repair and Security Agreement between Seller and Berkshire; (e) the Amended and Restated Land Use Restriction Agreement dated as of October 1, 1995 (the "Regulatory Agreement") among Issuer and Borrower; (f) the Multifamily Mortgage, Assignment of Rents and Security Agreement made by Seller for the benefit of Berkshire and assigned to Fannie Mae; (g) the Assumption of Regulatory Agreement and Deed of Trust dated as of

October 1, 1996 among Seller, Issuer and Seller; (h) the Financing Agreement dated October 1, 1995 among Seller, Issuer, Trustee and Berkshire; (i) all documents evidencing Seller's acquisition of the Property and assumption of the obligations respecting the Bonds; and (j) those documents listed on Exhibit M attached hereto.

     18.2. Purchaser and Seller agree that the performance of their obligations under this Agreement shall be subject to the parties (as specified below) unconditionally procuring, using commercially reasonable efforts, on or before the Closing Date the following:

          18.2.1. Seller and Purchaser obtaining, on terms acceptable to Purchaser, in Purchaser's sole and absolute discretion, the written consent of Issuer, Trustee, Berkshire and Fannie Mae and any other applicable parties to
(a) the assignment to and assumption by Purchaser of the Bonds and the Existing Bond and Mortgage Documents, and (b) the sale of the Property to Purchaser;

          18.2.2. Purchaser and Seller satisfying all other conditions to the assumption of the obligations arising out of the Existing Bond and Mortgage Documents upon terms acceptable to Purchaser in Purchaser's sole and absolute discretion, including, without limitation, any bond counsel's opinion or opinion of Purchaser's counsel required by the Existing Bond and Mortgage Documents respecting such transfer;

          18.2.3. Purchaser and Seller obtaining, on terms acceptable to Seller in Seller's sole and absolute discretion, the written acknowledgment of Issuer, Trustee, Berkshire and Fannie Mae to the release of Seller and Seller's affiliated entities in connection with any and all liabilities and obligations arising out of the Bonds and Existing Bond and Mortgage Documents; and

          18.2.4. Purchaser, at Purchaser's sole cost and expense, an opinion of nationally recognized bond counsel acceptable to Purchaser to the effect that (i) the transfer of the Property complies with the provisions of the Existing Bond and Mortgage Documents, (ii) the transfer of the Property and the execution of the Assignment and Assumption Agreement do not, in and of themselves, adversely affect the exclusion of interest on the Bonds from gross income for purposes of federal income tax, and (iii) income from the Bonds is excludeable from gross income for purposes of federal income tax.

The foregoing conditions set forth in Paragraphs 18.2.1, 18.2.2, 18.2.3 and
18.2.4 shall hereinafter be referred to as the "Conditions Precedent". Both Seller and Purchaser shall fully cooperate with each other and use good faith efforts to satisfy the Conditions Precedent, including, but not limited to, Purchaser submitting to Issuer, Trustee, Berkshire and Fannie Mae all reasonably requested financial and other information.

     18.3. Except for fees and expenses of Seller's attorneys with respect to the performance of Paragraph 18.2.1 and 18.2.2, Purchaser shall pay all costs and expenses associated with the satisfaction of the Conditions Precedent, the assignment to Purchaser of the Bond Documents, the assumption of the Bond Documents by Purchaser and obtaining Issuer's and Trustee's consent to the foregoing. Purchaser shall cooperate with Seller satisfying the conditions in Section 18.2.3 so that all submissions and requests by Purchaser made to satisfy the "Conditions Precedent" under Sections 18.2.1, 18.2.2 and 18.2.4 are accompanied by the release provided for in Section 18.2.3. In providing such cooperation, Purchaser shall not be obligated to incur out-of-pocket expenses on behalf of Seller.

     18.4. In the event any of the Conditions Precedent are not satisfied on or before the Closing Date, then, unless the Closing Date is extended as provided in Section , this Agreement shall be terminated, and the Earnest Money shall be immediately paid to Purchaser, together with any interest earned thereon, and neither Seller nor Purchaser shall have any right, obligation or liability under this Agreement, except for the indemnities set forth in Paragraphs 7 and 15 of this Agreement.

19.  TIME OF ESSENCE.  Time is of the essence of this Agreement.

20. NOTICES. Any notice or demand which either party hereto is required or may desire to give or deliver to or make upon the other party shall be in writing and may be personally delivered or given or made by overnight courier such as Federal Express, by facsimile transmission or made by United States registered or certified mail addressed as follows:

          TO SELLER:          c/o The Balcor Company
                              Bannockburn Lake Office Plaza
                              2355 Waukegan Road
                              Suite A-200
                              Bannockburn, Illinois  60015
                              Attention:  Ilona Adams

     with copies to:          The Balcor Company
                              Bannockburn Lake Office Plaza
                              2355 Waukegan Road
                              Suite A-200
                              Bannockburn, Illinois  60015
                              Attention:  Alan Lieberman
                              (847) 317-4360
                              (847) 317-4462 (FAX)

             and to:          Katten Muchin & Zavis
                              525 West Monroe Street
                              Suite 1600
                              Chicago, Illinois  60661-3693
                              Attention:  Daniel J. Perlman, Esq.
                              (312) 902-5532
                              (312) 902-1061 (FAX)

        TO PURCHASER:         Ambassador Apartments, L.P.
                              77 West Wacker Drive
                              Suite 4040
                              Chicago, IL 60601
                              Attention: Richard F. Cavenaugh
                              (312) 917-4410
                              (312) 917-9910 (FAX)
    and one copy to:          Ballard Spahr Andrews and Ingersoll
                              1735 Market Street, 51st Floor
                              Philadelphia, PA 19103
                              Attention: Michael L. Lehr
                              (215) 864-8318
                              (215) 864-8999 (FAX)

subject to the right of either party to designate a different address for itself by notice similarly given. Any notice or demand so given shall be deemed to be delivered or made on the next business day if sent by overnight courier, or the same day as given if sent by facsimile transmission and received by 5:00 p.m. Chicago time or on the 4th business day after the same is deposited in the United States Mail as registered or certified matter, addressed as above provided, with postage thereon fully prepaid. Any such notice, demand or document not given, delivered or made by registered or certified mail, by overnight courier or by facsimile transmission as aforesaid shall be deemed to be given, delivered or made upon receipt of the same by the party to whom the same is to be given, delivered or made. Copies of all notices shall be served upon the Escrow Agent.

21.  EXECUTION OF AGREEMENT AND ESCROW AGREEMENT.  Purchaser will execute three
(3) copies of this Agreement and three (3) copies of the Escrow Agreement and forward them to Seller for execution, accompanied with the Earnest Money payable to the Escrow Agent set forth in the Escrow Agreement. Seller will forward one (1) copy of the executed Agreement to Purchaser and will forward the following to the Escrow Agent:

     (A)  Earnest Money;

     (B)  One (1) fully executed copy of this Agreement; and

     (C) Three (3) copies of the Escrow Agreement signed by the parties with a direction to execute two (2) copies of the Escrow Agreement and deliver a fully executed copy to each of the Purchaser and the Seller.

22. GOVERNING LAW. The provisions of this Agreement shall be governed by the laws of the Florida, except that with respect to the retainage of the Earnest Money as liquidated damages the laws of the State of Illinois shall govern.

23. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes all other negotiations, understandings and representations made by and between the parties and the agents, servants and employees.

24. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

25. CAPTIONS. Paragraph titles or captions contained herein are inserted as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or any provision hereof.

     IN WITNESS WHEREOF, the parties hereto have put their hand and seal as of the date first set forth above.



                              PURCHASER:

                              AMBASSADOR APARTMENTS, L.P., a Delaware
                              limited partnership

                              By:  Ambassador Apartments, Inc.,
                                   a Maryland corporation


                                   By:   /s/ Richard F. Cavenaugh
                                        -----------------------------------
                                   Name:
                                        -----------------------------------
                                   Its:
                                        -----------------------------------



                              SELLER:

                              LAKE SUN PARTNERS LIMITED PARTNERSHIP,
                              an Illinois limited partnership

                              By:  Lake Sun Partners, Inc., an Illinois
                                   corporation, its general partner


                                   By:   /s/ Daniel L. Charleston
                                        -------------------------------------
                                   Name:     Daniel L. Charleston
                                        -------------------------------------
                                   Its:
                                        -------------------------------------

                    Larry D. Richey of Cushman & Wakefield of Florida, Inc. ("Seller's Broker") executed this Agreement in its capacity as a real estate broker and acknowledges that the fee or commission due it from Seller as a result of the transaction described in this Agreement is as set forth in that certain Listing Agreement, dated March 15, 1996 between Seller and Seller's Broker (the "Listing Agreement"). Seller's Broker also acknowledges that payment of the aforesaid fee or commission is conditioned upon the Closing and the receipt of the Purchase Price by the Seller. Seller's Broker agrees to deliver a receipt to the Seller at the Closing for the fee or commission due Seller's Broker and a release, in the appropriate form, stating that no other fees or commissions are due to it from Seller or Purchaser.

                                   Cushman & Wakefield of Florida, Inc.


                                   By:
                                        ------------------------------------

                                  SCHEDULE 3.1

I.   Survey

     1.   Encroachments:

          a)   sidewalk on the northwest property line;

     2.   Legal description must match title commitment.

     3. Certification must match the one given in The Crossings and should include the Title Company.

     4.   Note 3 must refer to the Title Commitment.

     5. The six-space parking area at the southeastern corner of the property is marked as containing six spaces, but lines are drawn only for five.

     6.   The 100 year flood evaluation must be reverified.

     7. Those easements that are plottable must be plotted or where only approximate locations can be given, such should be given. All easements must be listed.

II.  Title Commitment

     1.   The reference to Tangible Taxes in Schedule B-II-8 should be deleted.

     2. The reference to Maintenance Assessments in Schedule B-II-17 should be deleted or endorsed over.

SCHEDULE 16.2.1


None

                                    Exhibits

A    -    Legal

B    -    Personal Property

C    -    Escrow Agreement

D    -    Title Commitment

E    -    Deed

F    -    Bill of Sale

G    -    Assignment and Assumption of Intangible Property

H    -    Service Contracts

I    -    Assignment and Assumption of Leases and Security Deposits

J    -    Non-Foreign Affidavit

K    -    Notice to Tenants

L    -    Rent Roll

M    -    List of Bond Documents

N    -    Assignment of Sewer, Water, and Utilities Permits, Rights and
          Deposits